Exhibit 99.1

Hoku Corporation Reports Preliminary Third Quarter Fiscal Year 2012 Results

Highlights:

●	500% increase in quarterly revenue compared to same quarter in previous year

●	$50 million in loans with Tianwei extended by one year

●	Largest utility-scale PV facility on Oahu completed by Hoku Solar

●	Polysilicon contract with Solargiga amended

●	Brokered largest-ever sale of Tianwei PV modules in North America

HONOLULU, HI, February 9, 2012 – Hoku Corporation (NASDAQ: HOKU), a solar energy products and services company, today announced its preliminary financial results for the third quarter ended December 31, 2011, and provided a general update on its business.

Financial Results

Revenue for the quarters ended December 31, 2011 and 2010 were $7.1 million and $1.2 million, respectively. Revenue was derived primarily from photovoltaic, or PV, system installations, the sale of electricity, and the resale of solar inventory. As of December 31, 2011 and March 31, 2011, deferred revenue of $1.1 million and $72,000, respectively, were attributable to PV system installation and related service contracts.

Net loss, computed in accordance with U.S. generally accepted accounting principles, or GAAP, for the quarter ended December 31, 2011 was $10.6 million, or $0.19 per share, compared to $3.0 million, or $0.06 per share, for the same period in fiscal 2011. The increase in net loss is primarily attributable to increased operating costs, including labor and materials, as the Company began commissioning and preparations for the operation of its polysilicon plant, and $5.2 million in expenses from payments to Idaho Power Company pursuant to its electric service agreement.

For the quarter ended September 30, 2011, the Company previously reported that it was analyzing whether declines in the market price for polysilicon had impacted the carrying value of its polysilicon plant and whether the carrying value was fairly stated in accordance with GAAP.  The Company ultimately concluded that the carrying value was fairly stated, and as a result, there was no impairment charge to the Company’s financial statements for the quarter ended September 30, 2011.  The Company is again analyzing whether the prolonged decline in polysilicon pricing has impacted the carrying value of its polysilicon plant as of December 31, 2011.  Accordingly, the results herein are preliminary estimates which do not reflect any impairment of long-lived assets which might occur as a result of this on-going analysis, and are subject to change if the Company determines that an impairment charge is necessary, which could significantly impact the Company’s financial results.

Non-GAAP net loss for the quarter ended December 31, 2011 was $10.4 million, or $0.19 per share, compared to $2.8 million, or $0.05 per share, for the same period in fiscal 2011. Non-GAAP net loss for the quarters ended December 31, 2011 and 2010 excludes non-cash stock-based compensation of $173,000 and $175,000, respectively. The accompanying schedules provide a reconciliation of net loss and net loss per share computed on a GAAP basis to net loss and net loss per share computed on a non-GAAP basis.  The Company uses non-GAAP measures of net loss and net loss per share, which the Company believes is appropriate to enhance an overall understanding of its past financial performance and its future prospects.

During the fiscal quarter ended December 31, 2011, the polysilicon industry experienced a significant decline in spot market pricing due to an oversupply of polysilicon relative to demand. Management noted that since the start of the 2012 calendar year, the polysilicon market has shown some preliminary signs of price stabilization, but expects that the market price could remain depressed throughout the calendar year.

Scott Paul, chief executive officer of Hoku Corporation, commented, “We anticipate continued market challenges given the ongoing changes in government incentives to promote renewable energy, international trade complaints between the U.S. and China, financing constraints, and generally difficult macroeconomic conditions. However, we plan to continue seizing opportunities by focusing on execution and controlling costs. In short, we believe this to be an acute, but cyclical market depression and, together with Tianwei, we are taking steps to not just weather the storm, but to emerge stronger from it.”

Commenting on the potential impairment charge, Mr. Paul said, “If it is determined that an impairment charge is necessary, it would be a non-cash charge that would reduce the plant’s associated depreciation expense. Depreciation is a significant component of our production costs, and such an impairment could improve the competitiveness of our operating model over time.”

Summarizing the Company's progress during the quarter, Mr. Paul said, "On a year-over-year basis, we had a 500% increase in our quarterly revenue from Hoku Solar, continuing our success in earning market share as both a PV integrator for commercial projects, and as a design-build contractor for utility scale solar energy facilities. In Idaho, we engaged in productive discussions with Idaho Power to revisit the terms and conditions of our power supply agreement, and we focused on continued commissioning of the first 2,500 metric tons of polysilicon production capacity.”

“Additionally, with the continued backing of Tianwei, we secured $42 million in debt financing during the December quarter and $10 million more in January 2012,” said Mr. Paul. “Furthermore, with approval from China’s State Administration of Foreign Exchange (SAFE) and China Construction Bank’s Shuangliu Sub-branch, the maturity date of the $20 million and $30 million loans from Tianwei New Energy, our majority stockholder, which were scheduled to mature in the first quarter of calendar year 2012, have been extended one year until the first quarter of calendar year 2013."

Business Updates

Hoku Materials Update

Commenting on the Company's polysilicon subsidiary, Hoku Materials, Inc., Mr. Paul said, “At Hoku Materials, we have continued selectively commissioning areas of the plant while implementing company-wide cost-control measures. This approach is necessitated by delays in transferring funds from China, which has postponed start-up of our polysilicon production plant.”

Hoku reported that it was working together with Tianwei to obtain additional loans to finance plant construction and commissioning activities, accounts payable obligations, and working capital.  In addition, the Company is engaged in productive discussions with Idaho Power regarding its electricity services agreement.

Mr. Paul continued, “As schedules of fund transfers from China become more predictable, construction activities will be ramped-up to complete the remaining, miscellaneous unfinished work and progress with plant operations.  We continue to have the full support of Tianwei for our polysilicon project, and - assuming the fund transfers resume in late February - we anticipate accelerating selective construction activities in March, with the goal of commencing production this summer.”

“Over the past several weeks, we have been working with our contractors by forming cross functional teams to evaluate each unit for system completeness and operational readiness,” explained Mr. Paul.  “To date, we have completed commissioning for several key areas including the power distribution centers, reactor power supplies, and compressor systems within the vent gas recovery unit.”

Hoku confirmed its plan to continue with construction and commissioning activities after beginning operation of the plant.  The first phase of operation includes 2,500 metric tons of annual polysilicon production capacity. The Company is continuing with plans to install additional equipment to expand its annual production capacity.

Regarding its electrical supply contract with Idaho Power, the Company clarified that its connection to the 82-megawatt Idaho Power grid-connected substation had not been interrupted. The Company further confirmed that, pursuant to an order issued by the Idaho Public Utilities Commission on January 13, 2012, its depository requirements with Idaho Power have been reduced by $1.8 million, and that Hoku Materials and Idaho Power are engaged in confidential settlement discussions regarding the terms and conditions of the Company’s agreement to procure power from the utility.

Mr. Paul also commented on the Company’s current customer obligations, saying: “As polysilicon prices have fluctuated with market dynamics, we have continued actively working with our customers to adjust contract delivery schedules, prices, and other terms as may be required. For example, we recently signed a contract amendment with Solargiga, extending the first delivery date in exchange for concessions on price and volume, and modification of the duration of the agreements.”

Hoku Solar Update

Regarding Hoku Solar, Inc., the Company’s downstream PV projects and development business, Mr. Paul said, “Hoku Solar continues to advance as a premier provider of investment-grade solar facilities for commercial, institutional and utility customers. In addition to our expanding backlog of commercial PV installation projects, in December 2011, we delivered the Kapolei Sustainable Energy Park, a 1.18 megawatt solar energy facility developed by Forest City Sustainable Resources. The project is the largest utility-scale PV facility on O‘ahu.”

Mr. Paul continued, “Hoku Solar has invested heavily in our utility-scale PV capabilities over the last several years, and we are expanding our efforts to engineer and construct multi-megawatt PV generating facilities in Hawaii and elsewhere. Among others, related projects include the planned construction in 2012 of a second 1.2 megawatt solar facility on O‘ahu for project developer Forest City. Final engineering is in progress for this facility, which is to be located on former industrial land adjacent to the Pearl City Peninsula military housing community.”

Tianwei Solar USA Update

Tianwei Solar USA, Inc. (“TWUSA”) is a wholly-owned subsidiary of Hoku Corporation acting as the primary distributor of Tianwei New Energy’s PV modules to the North American market. Headquartered in Los Angeles, the division has focused efforts on developing key sales channels within the commercial and residential segments of the distributed generation solar market.  In December, 2011, TWUSA facilitated Tianwei New Energy’s largest-ever sale of PV modules in North America to a leading international PV systems installer.

Summary

Mr. Paul summarized the Company’s prospects saying, “We are excited about Hoku Solar’s successes and its growing leadership position in delivering major, utility-scale PV energy facilities in Hawaii, including the just-completed Kapolei Sustainable Energy Park. At the same time, the global solar market is very turbulent. We are actively working to improve Hoku’s competitive position amidst the challenges of downward pressure on polysilicon pricing, and the potential imposition of import tariffs on PV modules manufactured in China, and on polysilicon manufactured in the United States. We are working with Tianwei to mitigate the impact of these and other external market forces, and to position Hoku for long-term sustainability and growth.”

Conference Call Information

Hoku Corporation has scheduled a conference call on Thursday, February 9, 2012 at 5:00 p.m., Eastern Time, to discuss results for the Company's third quarter ended December 31, 2011 results and the Company's business outlook. All interested parties are invited to call-in. To participate, please call (877) 312-8795. A live webcast can also be accessed by going directly to the Company's website at www.hokucorp.com and selecting the conference call link on the home page. A playback of the webcast will be available on the Company's website until the Company's conference call to discuss its financial results for its fourth quarter and fiscal year ending March 31, 2012.

About Hoku Corporation

Hoku Corporation (NASDAQ: HOKU) is a solar energy products and services company with three business units: Hoku Materials, Hoku Solar, and Tianwei Solar USA. Hoku Materials manufactures, markets and sells polysilicon for the solar market from its plant currently under construction in Pocatello, Idaho. Hoku Solar markets and installs turnkey photovoltaic systems and provides related services. Tianwei Solar USA markets and sells photovoltaic modules manufactured by Tianwei New Energy.  For more information, visit www.hokucorp.com.

Hoku, Hoku Solar, and the Hoku Corporation logo are trademarks of Hoku Corporation, and Hoku Materials is the trademark of Hoku Materials, Inc., all rights reserved. All other trademarks, trade names and service marks appearing in this press release are the property of their respective holders.

© Copyright 2012, Hoku Corporation, all rights reserved.

Contacts for Hoku Corporation:

Hoku Corporation
Tel: 808-682-7800
Email: ir@hokucorp.com

Forward-Looking Statements

This press release contains forward-looking statements that involve many risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" and similar expressions intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements about the Company’s future growth, the potential asset impairment charge, financing of the completion and operations of its polysilicon production plant, financing support from Tianwei, the timing and completion of polysilicon production plant construction and commissioning, the fluctuation of market price of polysilicon and the macroeconomic condition for the solar market, the timing of the commencement and ramping up of commercial production of polysilicon, the renegotiation of the Company’s agreement with Idaho Power, the timing of delivery of the Pearl City Peninsula PV project, if at all, the Company’s ability to develop PV systems and compete in solar markets beyond Hawaii, the Company’s ability to reduce the total capital cost per ton of production capacity, and the amount and timing of any eventual international trade restrictions, tariffs, or duties placed on PV modules manufactured in China, if any, and the impact of any such tariffs to the Company’s Hoku Solar and Tianwei Solar USA business units.  These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the Company’s ability to secure additional financing necessary to complete its polysilicon production facility in Pocatello, Idaho; the Company’s receipt, if at all, of additional customer prepayments based on agreed-upon schedules and contingent upon the Company meeting certain milestones under its current polysilicon supply agreements; the decline of polysilicon and solar market pricing, the Company’s ability to meet its polysilicon delivery commitments under its supply agreements and/or amend its current contracts; the Company’s ability to address depressed polysilicon prices, the Company’s ability to complete commissioning of the first 2,500 metric tons of capacity and begin commercial delivery; the Company’s ability to maintain good working relationships with customers that have provided it with prepayments; the Company’s ability to complete its TCS plant; the Company’s ability to ramp its production capacity for manufacturing and up to 4,000 metric tons of capacity in accordance with its operating plan; the Company’s ability to install PV systems in Hawaii, including securing financing for such installations; the Company’s ability to resale modules and systems imported from China, and the risks, uncertainties and other factors disclosed in the Company’s most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. In evaluating these statements, you should specifically consider the risks described in the Company’s filings with the Securities and Exchange Commission, as applicable. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Use of Non-GAAP Financial Information

To supplement its financial statements presented on a GAAP basis, the Company uses non-GAAP measures of net loss and net loss per share, which are each adjusted to exclude expenses relating to non-cash stock-based compensation, which the Company believes is appropriate to enhance an overall understanding of its past financial performance and its future prospects. As the Company uses FASB ASC 718 to calculate its non-cash stock-based compensation expense, it believes that it is useful to investors to understand how the expenses associated with the application of FASB ASC 718 are reflected on its statements of operations. The Company further believes that where the adjustments used in calculating non-GAAP net loss and non-GAAP net loss per share are based on specific, identified charges that impact different line items in the statements of operations (including cost of service and license revenue, and selling, general and administrative expense), it is useful to investors to know how these specific line items in the statements of operations are affected by these adjustments. For its internal budgets and forecasting, the Company uses financial statements that do not include non-cash stock-based compensation expense. Our use of non-GAAP financial measures has limitations that include that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, non-GAAP net loss and non-GAAP net loss per share, do not have standardized meanings. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net loss or net loss per share prepared in accordance with GAAP. Whenever the Company uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

HOKU CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2011	2010	2011	2010

Service and license revenue	$5,500	$1,242	$7,720	$3,357
Product revenue	1,583	–	1,737	–
Total revenue	7,083	1,242	9,457	3,357

Cost of service and license revenue	4,992	948	6,898	2,365
Cost of product revenue	1,390	–	1,541	–
Total cost of revenue	6,382	948	8,439	2,365

Gross margin	701	294	1,018	992

Operating expenses:
Selling, general and administrative (1)	11,274	3,344	29,640	8,801
Total operating expenses	11,274	3,344	29,640	8,801

Loss from operations	(10,573)	(3,050)	(28,622)	(7,809)

Interest and other income	–	27	–	166
Net loss	(10,573)	(3,023)	(28,622)	(7,643)

Net income attributable to the noncontrolling interest	(13)	(23)	(82)	(97)

Net loss attributable to Hoku Corporation	$(10,586)	$(3,046)	$(28,704)	$(7,740)

Basic net loss per share attributable to Hoku Corporation	$(0.19)	$(0.06)	$(0.52)	$(0.14)

Diluted net loss per share attributable to Hoku Corporation	$(0.19)	$(0.06)	$(0.49)	$(0.14)

Shares used in computing basic net loss per share	54,886,650	54,724,354	54,872,287	54,641,657

Shares used in computing diluted net loss per share	54,886,650	54,724,354	54,872,287	54,641,657

(1) Includes stock-based compensation and non-cash expense from issuance of warrant as follows:
Selling, general and administrative	173	175	1,872	755

HOKU CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31, 2011	March 31, 2011
Assets
Cash and cash equivalents	$3,238	$18,355
Restricted cash	757	–
Accounts receivable	3,811	548
Inventory	1,400	758
Costs of uncompleted contracts	815	128
Prepaid expenses	5,726	531
Total current assets	15,747	20,320

Deferred cost of financing	585	792
Property, plant and equipment, net	635,142	481,481
Total assets	$651,474	$502,593

Liabilities and Equity
Accounts payable and accrued liabilities	$76,590	$27,149
Deferred revenue	1,059	72
Customer deposits	95,227	25,278
Notes payable – current	63,300	–
Other current liabilities	580	467
Total current liabilities	236,756	52,966

Related party notes payable, net	48,958	43,593
Notes payable	251,388	194,295
Long-term customer deposits	44,533	114,922
Total liabilities	581,635	405,776

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value. Authorized 5,000,000 shares; no shares issued and outstanding as of December 31, 2011 and March 31, 2011.	-	-
Common stock, $0.001 par value. Authorized 100,000,000 shares; issued and outstanding 54,911,861 and 54,970,255 shares as of December 31, 2011 and March 31, 2011, respectively.	55	55
Warrants for 11,196,581 and 10,000,000 shares of common stock as of December 31, 2011 and March 31, 2011, respectively.	14,269	12,884
Additional paid-in capital	115,977	115,500
Accumulated deficit	(61,142)	(32,438)
Total Hoku Corporation stockholders’ equity	69,159	96,001
Noncontrolling interest	680	816
Total equity	69,839	96,817
Total liabilities and equity	$651,474	$502,593

HOKU CORPORATION AND SUBSIDIARIES

Reconciliations from GAAP Net Loss and GAAP Net Loss per share to Non-GAAP Net Loss and Non-GAAP Net Loss per share
(Unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2011	2010	2011	2010
GAAP net loss attributable to Hoku Corporation	$(10,586)	$(3,046)	$(28,704)	$(7,740)
Stock-based compensation expense	173	175	1,872	755

Non-GAAP net loss attributable to Hoku Corporation	$(10,413)	$(2,871)	$(26,832)	$(6,985)

GAAP basic net loss per share attributable to Hoku Corporation	$(0.19)	$(0.06)	$(0.52)	$(0.14)
Basic stock-based compensation expense per share	0.00	0.01	0.03	0.01

Non-GAAP basic net loss per share attributable to Hoku Corporation	$(0.19)	$(0.05)	$(0.49)	$(0.13)

GAAP diluted net loss per share attributable to Hoku Corporation	$(0.19)	$(0.06)	$(0.52)	$(0.14)
Diluted stock-based compensation expense per share	0.00	0.01	0.03	0.01

Non-GAAP diluted net loss per share, attributable to Hoku Corporation	$(0.19)	$(0.05)	$(0.49)	$(0.13)